EXHIBIT 10.1

[insert employee name]

Name of Employee

ANTIGENICS INC.

1999 Equity Incentive Plan, as amended

Restricted Stock Award Agreement

Antigenics Inc.

162 Fifth Avenue

Suite 900

New York, NY 10010

Attn:	John Cerio

Ladies and Gentlemen:

The undersigned (i) acknowledges that [he/she] has received an award (the “Award”) of restricted stock from Antigenics Inc., a Delaware Corporation (the “Company”) under the 1999 Equity Incentive Plan, as amended (the “Plan”), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof, and a current prospectus relating to the Plan, and (iii) agrees with the Company as follows:

1.	Effective Date. This Agreement shall take effect as of [date of grant], which is the date of grant of the Award.

2.	Shares Subject to Award. The Award consists of [number of shares] shares (the “Shares”) of common stock of the Company (“Stock”). The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3.	Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

4.	Non-solicitation. The undersigned acknowledges and agrees that, in consideration for the grant of the Award, commencing on the effective date of this Agreement and continuing for twelve (12) months after [his/her] engagement with the Company (as employee or consultant) terminates, [he/she] agrees not to, directly or indirectly recruit or otherwise solicit or induce any employees of the Company or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their relationships with, the Company or any of its subsidiaries or affiliates.

The undersigned acknowledges and agrees that the restrictions against solicitation set forth above are reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

5.	Nontransferability of Shares. The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

6.	Forfeiture Risk. If the undersigned ceases to be engaged (as an employee or consultant) by the Company and its subsidiaries for any reason, including death, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited. For the avoidance of doubt, the conversion of the undersigned from the status of an employee to that of a consultant would not trigger forfeiture hereunder. The undersigned hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

7.	Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

8.	Vesting of Shares. The shares acquired hereunder shall vest in accordance with the provisions of this Paragraph 8 and applicable provisions of the Plan, as follows:

As indicated online on the Restricted Stock Award Plan Summary Page of your Fidelity account.

Notwithstanding the foregoing, no Shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed as an employee and/or retained as a consultant by the Company or its subsidiaries. In the event of a Change in Control, any unvested Shares as of the date of the Change of Control shall immediately and automatically become fully vested. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

9.	Legend. Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF 1999 EQUITY INCENTIVE PLAN (AS AMENDED) AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ANTIGENICS INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF ANTIGENICS INC.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

10.

Dividends, etc.. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which [he/she] is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which [he/she] is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Committee may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

11.	Sale of Vested Shares. The undersigned understands that [he/she] will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

12.	Certain Tax Matters. The undersigned expressly acknowledges the following:

a.	The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award. The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

b.	The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that [his/her] rights hereunder are subject to [his/her] promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Committee so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,

(Signature of Employee)

Dated: [Insert Date Accepted]

The foregoing Restricted Stock

Award Agreement is hereby accepted:

ANTIGENICS INC.

By:
Garo H. Armen